SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): March 14, 2007

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 1.01. Entry Into A Material Definitive Agreement

Effective March 14, 2007, the Registrant entered into an amendment (the "Amendment") to its Amended and Restated Loan and Security Agreement, dated March 10, 2006 with Bank of America, N.A., in its capacity as a lender, issuing bank and collateral and administrative agent (the "Bank") and various financial institutions party thereto from time to time. The Amendment provides that the Bank and the Required Lenders (as such term is defined therein) consent to (i) the proposed issuance of certain new unsecured senior notes, and (ii) providing a credit facility and certain bank product services to the Registrant's Chinese subsidiary.

The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events

On March 20, 2007, the Registrant closed the sale of $300,000,000 of its 2.125% Convertible Senior Notes due 2027 (the "Notes").

The following documents relating to the sale of the Notes are filed as exhibits to this Current Report on Form 8-K:

  Underwriting Agreement, dated as of March 15, 2007 between the Registrant and Banc of America Securities LLC
  First Supplemental Indenture, dated as of March 20, 2007, between the Registrant and U.S. Bank National Association
Item 9.01	. Financial Statements and Exhibits

The following Exhibits are filed as a part of this Report:

1.1 Underwriting Agreement, dated as of March 15, 2007 between the Registrant and Banc of America Securities LLC

4.1 First Supplemental Indenture, dated as of March 20, 2007, between the Registrant and U.S. Bank National Association

10.1 Amendment to the Amended and Restated Loan and Security Agreement, effective March 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Name: Robert F. Wrobel Title: Executive Vice President and CLO

Date: March 20, 2007